Exhibit 99.1

Zoned Properties Reports Fourth Quarter and Full-Year 2021 Financial Results

50% Revenue Growth Year-over-Year and 188% Increase in Cash Provided by Operations in 2021

National Advisory & Brokerage Clients in New State Markets Set the Stage for Company Expansion

SCOTTSDALE, Ariz., March 24, 2022 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including legalized cannabis, today announced its financial results for the fourth quarter and year ended December 31, 2021.

Full-Year 2021 Financial Results

●	Revenues were $1.82 million for the year ended December 31, 2021, compared to $1.22 million for the year ended December 31, 2020, representing an increase of 49.8%.

●	Operating expenses were $1.78 million for the year ended December 31, 2021, compared to $1.18 million for the year ended December 31, 2020.

●	Cash provided by operating activities was $489,257 for the year ended December 31, 2021, compared to $170,040 for the year ended December 31, 2020, representing an increase of 188%. that was primarily attributable to cash generated from advisory and brokerage revenues.

●	The Company had cash of $1,191,940 as of December 31, 2021, compared to $699,335 as of December 31, 2020, continuing positive cash-flow.

Fourth Quarter 2021 Financial Results

●	Revenues were $537,211 for the quarter ended December 31, 2021, compared to $308,977 for the quarter ended December 31, 2020.

●	Operating expenses were $535,345 for the quarter ended December 31, 2021, compared to $268,046 for the quarter ended December 31, 2020.

●	For the quarter ended December 31, 2021, the Company reported net loss of $111,583, as compared to net income of $12,270 for the quarter ended December 31, 2020.

●	The Company had cash of $1,191,940 as of December 31, 2021, compared to $1,090,682 as of September 30, 2021, continuing positive cash-flow.

Management Discussion and Company Highlights

●	Zoned Properties Property Portfolio: Zoned Properties has achieved a stabilized, debt-free, property portfolio in Arizona that now produces $1.83 million annually in triple-net rental revenue, as of March 2022. We believe the Company is now positioned to explore healthy debt financing opportunities that could help fund the national expansion of the Company’s property portfolio.

o	Portfolio expansion in 2021 and subsequent to year-end included more than $8 million of capital investment by the Company’s significant tenant at the Chino Valley Cultivation Facility, significantly increasing operational size and rental revenue for Zoned Properties.

o	Subsequent to year-end 2021, effective March 1, 2022, Zoned Properties provided the Company’s significant tenant with an initial tenant improvement allowance of $500,000 to advance the Chino Valley project toward the next phase of expansion. In exchange, the base rent rate under the Chino Valley lease agreement increased from $0.82 per square foot monthly to $0.90 per square foot monthly.

o	Subsequent to year-end, effective March 1, 2022, Chino Valley’s operational square footage increased from 67,312 square feet to 97,312 square feet, and the new base rental payments at the facility increased 59% from $55,195 per month to $87,580 per month, reflecting both the increase in operational square footage and the increase to the base rent rate. The increase represents a year-over-year annualized base rental revenue increase from $393,600 in March 2020 to $1,050,970 in March 2021, reflecting a 167% increase.

o	The Chino Valley Cultivation Facility sits on over 47 acres of land, and also includes an approved master plan for additional future expansion. If currently permitted and construction-ready expansion were to be completed in its entirety, the additional square footage of operational and rentable building space would increase another 60,000 square feet, for a total of 157,312 square feet of operational and rentable space at the facility. This change would effect an increase in annualized base rental revenue to $1,698,970 for the Chino Valley Cultivation Facility plus additional rental payments under the triple-net lease.

●	Zoned Properties Commercial Real Estate Services: The Company’s expanding leadership team is continuing to scale the Company’s commercial real estate services divisions: Advisory Services, Brokerage Services, Franchise Services, and Property Technology (“PropTech”) Services.

o	Zoned Properties Advisory Services: The Company has been expanding its advisory services team nationally, specializing in commercial real estate for emerging and regulated industries, including the regulated cannabis industry. The team has successfully identified hundreds of cannabis zoned properties nationally and has recently helped clients close cannabis real estate transactions in Arizona, New Mexico, Ohio, and New Jersey.

o	Zoned Properties Brokerage Services: Since inception of the Company’s in-house licensed brokerage in June 2021, the Zoned Properties team has closed over $50 million worth of real estate transactions for brokerage clients and has engaged with clients to list over 300,000 square feet of commercial real estate for cannabis dispensaries, cultivation, processing, and warehouse facilities. The brokerage team is currently engaged with national cannabis organizations, buyers, investors, and exclusive client listings with over $500,000 in future commission potential across dozens of commercial real estate projects.

o	Zoned Properties Franchise Services: Zoned Properties and national cannabis retail franchisor, Open Dør Dispensaries, have been vetting prospective investment partners and franchisees from across the country to target new franchise locations for existing and upcoming regulated cannabis markets. Zoned Properties will benefit both directly and indirectly from any growth achieved by Open Dør Dispensaries. As an investor, the Company will receive a percentage of initial franchise fees and renewal fees, and as the commercial real estate partner, the Company is positioned to provide commercial real estate services and investments for franchise real estate locations.

o	Zoned Properties PropTech Services: PropTech data solutions have the opportunity at national scale to bring service and data solutions to complex markets such as regulated cannabis. Zoned Properties has partnered with premier real estate zoning experts at Zoneomics to solve one of the biggest challenges in cannabis real estate: how to identify zoned properties that can be permitted and authorized for cannabis operations. The project team expects to officially launch the platform into the marketplace in 2022. Under the brand, “Rezone”, the PropTech data platform will focus on democratizing commercial real estate intelligence, providing hundreds of thousands of service professionals, business operators, and real estate investors with the data and information they need to successfully develop regulated real estate projects.

“The Zoned Properties mission and value proposition has never been stronger than it is today, empowering regulated industry stakeholders with commercial real estate solutions. We are helping cannabis operators and entrepreneurs enter the regulated marketplace with legitimacy. During 2021, we successfully recruited a sophisticated team of experts onto our team and formalized service partnerships across the nation,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “With stabilized, passive revenue from our portfolio and a clear pathway to expand into state-cannabis markets nationally, we believe that Zoned Properties is positioned for tremendous growth and scalability. These growth opportunities are the result of our team’s direct involvement in hundreds of regulated projects across the nation, leveraging our full-spectrum of commercial real estate services. We thank our shareholders, stakeholders, clients and partners for their trust in Zoned Properties and will continue working hard to bring them value.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development and investment model; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services each cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. We did not experience in 2021, and to date have not experienced in 2022, any material changes to our operations from COVID-19. We do not anticipate any such material changes for the remainder of 2022. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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